Exhibit 10.1

GLOBAL TECH INDUSTRIES GROUP, INC.

511 Sixth Avenue, Suite 800

New York, New York 10011

August 23, 2021

Via Email to calvin@supergreentech.com

Calvin Cao, Chief Executive Officer

We SuperGreen Energy Corp

600 Anton Boulevard

Costa Mesa, CA 92626

Re:	Letter Agreement Regarding Proposed Business Combination of Global Tech Industries Group, Inc. and We SuperGreen Energy Corp

Dear Mr. Cao,

Global Tech Industries Group, Inc., a Nevada corporation (“GTII”), is pleased to inform Mr. Calvin Cao (“Mr. Cao”) of its agreement set forth herein (the “Agreement”) to engage in a merger/business combination, for the best interests of the shareholders of both GTII and We SuperGreen Energy Corp, pursuant to which We SuperGreen Energy Corp (“SuperGreen”) will become a wholly-owned subsidiary of GTII, and the shareholders of SuperGreen (the “SuperGreen Shareholders”) will become the majority shareholders of GTII owning that amount of newly issued common stock of GTII (the “GTII Common Stock”) to be mutually-agreed upon by the parties and memorialized in a stock purchase agreement, subject to the terms and conditions set forth herein. This letter agreement between GTII, SuperGreen and the SuperGreen Shareholders evidences the terms and conditions of the contemplated transactions (the “Transaction”).

The completion of an audit of the financial statements of SuperGreen since its inception, inclusive of the starting balance sheet as of its inception date (the “Audited Financial Statements”), by an auditor that is subject to the public corporation accounting oversight board (“PCAOB”), acceptable to GTII shall be a condition precedent to GTII’s obligation (but not to SuperGreen’s obligation) to Close the Transaction, waivable by GTII in its sole and absolute discretion. As such, this Agreement is legally binding on the parties and will be in full force and effect as of the date on which it is executed by duly authorized representatives of both GTII and SuperGreen.

This Agreement is intended to be a definitive binding agreement between GTII, SuperGreen and the SuperGreen Shareholders (the “Parties”). Prior to the closing of the Transaction (“Closing”), which the Parties intend to accomplish on or before December 30, 2021, subject to certain conditions to Closing as specified in Section 4 of this Agreement, GTII may amend its Articles of Incorporation to change its capital structure in a manner most responsive and appealing to the stock market as a whole and to accommodate the issuance of the GTII Common Stock to the SuperGreen Shareholders. Subject to sufficient funding, GTII shall file for up-listing to a national exchange, such as NYSE or NASDAQ, at such time as GTII meets, and in the sole determination of Board of Directors, will be able to meet the continued listing requirement of said exchange, and may amend its Articles of Incorporation to be consistent with the rules and regulations of said exchange.

Calvin Cao

We SuperGreen Energy Corp

August 23, 2021

GTII shall use its best efforts to register the shares issuable upon the exercise of warrants to raise capital, and may, in its sole discretion, use the proceeds thereof and/or seek to raise additional capital (the “Offering”) for (a) SuperGreen’s and GTII’s business; (b) to reimburse SuperGreen and GTII for their Transaction costs; and/or (c) to pay the costs to be incurred to audit SuperGreen’s financial statements for fiscal years 2019 and 2020, which audit costs are to be determined by mutual agreement of GTII, the SuperGreen Shareholders and SuperGreen before the Offering. GTII, SuperGreen and the SuperGreen Shareholders agree to cooperate in the preparation of the private offering materials for the above-described Offering if and when it occurs. All parties to this Agreement acknowledge and agree that there is no guarantee as to whether or not GTII will be able to raise any capital in the Offering.

1. The Transaction. SuperGreen and the SuperGreen shareholders and 100% owners of SuperGreen (the “SuperGreen Shareholders”), hereby agree with GTII that at the Closing of the Transaction, the SuperGreen Shareholders will convey and transfer to GTII, free and clear of all liens, encumbrances or claims, good title to all of the shares of the issued and outstanding capital stock of SuperGreen owned by the SuperGreen Shareholders, which is, and at the Closing will be, 100% of the total issued and outstanding shares of SuperGreen capital stock (collectively, the “SuperGreen Shares”). In consideration for the SuperGreen Shares, GTII will at the Closing issue and deliver to the SuperGreen Shareholders the GTII Common Stock, free and clear of any liens, encumbrances or claims other than the standard Rule 144 restrictive transfer provisions and any other provisions contained in this Agreement. The GTII Common Stock will bear the following legend:

“THIS SECURITY HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED OR SOLD UNLESS REGISTERED AND QUALIFIED PURSUANT TO THE APPLICABLE PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION OR QUALIFICATION APPLIES. THEREFORE, NO SALE OR TRANSFER OF THIS SECURITY SHALL BE MADE, NO ATTEMPTED SALE OR TRANSFER SHALL BE VALID, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE ANY EFFECT TO ANY SUCH TRANSACTION UNLESS (A) SUCH TRANSACTION HAS BEEN DULY REGISTERED UNDER THE ACT AND QUALIFIED OR APPROVED UNDER APPROPRIATE STATE SECURITIES LAWS, OR (B) THE ISSUER HAS FIRST RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH REGISTRATION, QUALIFICATION OR APPROVAL IS NOT REQUIRED.”

Between the execution of this Agreement and the Closing, GTII covenants not to take any action, except for cause, that would change the officers or directors of SuperGreen without the prior written consent of SuperGreen’s Chief Executive Officer. SuperGreen and the SuperGreen Shareholders agree that they will not offer for sale any GTII stock issued to them until the expiration of 6 months subsequent to the Closing. Nothing herein shall be considered a bar to the participation of any SuperGreen officer, director, or SuperGreen Shareholder from participating as a seller in a public offering. If GTII determines to conduct an offering of its securities under the exemption from registration available pursuant to Regulation A+ of the Securities Act of 1933, as amended, to raise capital, SuperGreen and the SuperGreen Shareholders agree to fully cooperate with GTII to enable it to make such an offering successful.

Calvin Cao

We SuperGreen Energy Corp

August 23, 2021

SuperGreen represents and warrants that all of its current shareholders are either “accredited or sophisticated investors” as defined in Rule 501 of Regulation D and/or Section 4(a)(2) of the Securities Act of 1933, as amended, and that neither SuperGreen nor any Shareholders, officer, director, employee or other affiliate of SuperGreen is a “bad actor” as defined in Rule 506(d) of Regulation D of the Securities Act of 1933, as amended. SuperGreen covenants to use its best efforts to cause its shareholders to approve and participate in the Transaction or otherwise the Transaction will be cancelled.

After the execution of this Agreement and until Closing, the public reporting costs and Transaction costs of GTII and SuperGreen will be borne as follows: 100% by GTII (except that SuperGreen will be 100% responsible for auditing costs associated with the Audited Financial Statements). After the Closing, such costs shall be borne 100% by GTII.

2. Board of Directors and Executive Officers. On the Closing, Mr. Cao will be appointed as a member of the Board of Directors of GTII. The members of the Board of GTII as of the Closing of this Transaction shall be replaced by new members to be appointed by GTII and SuperGreen after consideration of the new focus of the Company. Furthermore, within 30 days after Closing, GTII, as the parent company and 100% owner of SuperGreen (the “SuperGreen-Sub”), will cause the SuperGreen Sub to appoint: (i) Mr. Cao, Chairman of the Board, a director, of the SuperGreen Sub; and (ii) additional directors to be nominated by the post-Closing Board of Directors of GTII, initially consisting of a total of 3 directors.

The Parties agree to negotiate, in good faith, a leak-out agreement with the pre-closing Board of Directors and officers of GTII, which agreement shall contain a leak-out period equivalent to any restrictions on the GTII Common Stock, and other general provisions applicable to the leak-out and sale of common stock held by officers and directors of public companies. In addition to the leak-out agreement, the Parties shall negotiate, in good faith, to retire any outstanding preferred stock held by any officer or director of GTII at, or within a specified time after Closing. Both the leak-out and preferred stock retirement described herein shall be considered material terms of this Agreement.

The Parties agree to negotiate, in good faith, a plan to spin out all non-SuperGreen assets at, or within a mutually-agreed upon time after Closing. As used herein, non-SuperGreen assets means all assets owned by GTII immediately prior to the Closing. The spin-out agreement described herein shall be considered a material term of this Agreement.

The Parties agree to cause SuperGreen-Sub to enter into a key executive employment agreement naming Mr. Cao Chairman of the Board of Directors of SuperGreen at the Closing that is reasonably acceptable to the Parties to this Agreement. Failure to negotiate in good faith, or the failure to enter into said employment agreement, shall be grounds for terminating this Agreement. Mr. Cao covenants to perform, for the SuperGreen Sub, those substantially similar obligations and responsibilities as performed by him for SuperGreen prior to the Closing, with substantially similar compensation from the SuperGreen-Sub as received from SuperGreen prior to Closing. Mr. Cao represents and warrants that SuperGreen constitutes 100% of the business conducted by SuperGreen.

Calvin Cao

We SuperGreen Energy Corp

August 23, 2021

Mr. Cao acknowledges that the rights, duties, and consideration contemplated herein are personal to him, and he may not assign and/or sublicense this agreement, or the rights or obligations thereunder, to any other person without the prior written consent of GTII. Unless otherwise agreed in writing between GTII and Mr. Cao, in the event that during the first 12 months after the Closing, Mr. Cao ceases to perform his managerial services for SuperGreen-Sub and/or GTII in accordance with his duties to those companies, as provided in his employment agreement with SuperGreen-Sub and this Agreement, or his employment agreement with SuperGreen is terminated by Mr. Cao without GTII’s consent and without cause (i.e., GTII has not materially breached the Agreement and failed to cure it), then SuperGreen and the SuperGreen Shareholders shall be deemed to have breached this Agreement, and GTII will have the right, exercisable in its sole and absolute discretion, to (i) terminate and rescind this Agreement, (ii) recover all of its capital stock issued to the SuperGreen Shareholders under the Agreement, (iii) return the SuperGreen Shares to the SuperGreen Shareholders, and (iv) assert claims against SuperGreen and the SuperGreen Shareholders for damages and other remedies at law or in equity. The SuperGreen Shareholders will thereafter, and promptly, return all shares of the GTII Common Stock issued to them under this Agreement, properly endorsed for transfer to GTII or to a designee of GTII, upon a demand by GTII for such return in the event of a breach of this Agreement.

3. Timing. Upon execution of this Agreement by all Parties, SuperGreen will provide GTII with all information and make available all SuperGreen personnel and stockholders required by GTII to complete its due diligence of SuperGreen, its management and its shareholders, and the completion of the Audited Financial Statements. SuperGreen hereby represents and warrants that it has completed its due diligence of GTII and is satisfied with the same. Upon satisfactory completion by GTII of its due diligence of SuperGreen, and satisfaction of all conditions precedent to the Closing by SuperGreen or effective waiver of such conditions by GTII in writing, GTII and SuperGreen and the SuperGreen Shareholders will then proceed to Closing, subject to the rights, obligations, and provisions of the second paragraph of the introduction portion of this Agreement relating to the Audited Financial Statements.

4. Conditions of Closing. The Closing of the Transaction is subject to the following conditions in addition to those otherwise described in this Agreement: (i) prior to or at the Closing, GTII will have no debts or other liabilities, except as contemplated by Section 5 of this Agreement or those incurred in the ordinary course of business of GTII and reported in its financial statements; (ii) all governmental, regulatory, and third party consents and approvals necessary or desirable to facilitate consummation of the Transaction will have been obtained, (iii) GTII’s satisfaction, which satisfaction GTII must confirm in writing prior to the Closing, with a full and complete due diligence investigation of all available information regarding SuperGreen including financial, business and legal affairs; (iv) execution of consents by the holders of 100% of the outstanding shares of SuperGreen to the Transaction; (v) transfer of ownership to GTII of 100% of the outstanding shares of SuperGreen, free and clear of any liens, claims and encumbrances; (vi) at or 10 days subsequent to the Closing, the post-Closing Board of Directors shall, subject to the requirements of Schedule Form 14F-1, redeem, retire and cancel of all outstanding shares of Series A Preferred Stock of GTII and issue new Series A Preferred Stock of GTII to Mr. Cao in the same amount of such shares that were previously outstanding and cancelled; (vii) receipt by each Party to this Agreement of a written representation from the other Party hereto that no material adverse change has occurred to the representing Party between the date of execution of this Agreement and the Closing of the Transaction; (viii) approval of the Transaction by the Boards of Directors of SuperGreen and GTII, respectively, (ix) submission by SuperGreen to GTII of written verification of a substantial bona fide purchase order contract, in an amount of no less than $50 million dollars (USD), by a affiliated or unaffiliated customer awarded to SuperGreen, to GTII’s satisfaction, and payment of a substantial cash deposit by the customer of SuperGreen under such contract, (x) completion of the Audited Financial Statements of SuperGreen in a manner acceptable to GTII’s auditors, and delivery of them to GTII by November 30, 2021, and (xi) verification, by an attorney, not currently or previously engaged by either Party, competent in international and United States patent law, at the sole of expense of SuperGreen, and irrevocably license, to run concurrent with the statutory period of SuperGreen’s patents, to GTII of SuperGreen’s patents, and future prospects and viability of pending patent applications to GTII’s satisfaction in its sole discretion. Neither GTII nor SuperGreen is aware of any outstanding agreement by which either of them is bound which confers on any person the right to prevent the Closing of the Transaction. If the Closing of the Transaction does not occur by December 30, 2021 (subject to the right of the parties to this Agreement to extend this date by mutual written agreement), through no fault of any Party to this Agreement, then any Party hereto may terminate this Agreement by written notice to the other Parties for any reason or no reason. A Party who is at fault for delaying the Closing shall have no right to terminate the Agreement. A failure by SuperGreen to deliver the Audited Financial Statements to GTII by December 30, 2021 shall be deemed to be the fault of SuperGreen;.

Calvin Cao

We SuperGreen Energy Corp

August 23, 2021

5. Debts of GTII. GTII represents and warrants that it will have no debts outside the ordinary course of its business at the Closing other than up to approximately $3 million (as reflected on its current financial statements) that GTII has not yet settled or converted to equity (collectively, “Unsettled Debt”). The settlement of these debts may involve a temporary extension of their maturity dates. The risk of claims for the remaining Unsettled Debt and any other liability of GTII arising prior to the Closing (collectively, “Other Pre-Closing Debt”), will be borne by GTII. GTII will negotiate settlements or otherwise effect cancellations of such debts in good faith.

6. Pre-Closing Cooperation. From the date of execution of this Agreement until the Closing of the Transaction, each Party agrees to provide the other Party and its designated representatives with access to all reasonably relevant information regarding the Party that the other Party requests.

7. Expenses. Subject to Section 2 of this Agreement, each Party will bear its own expenses in connection with the Transaction until the Closing, including without limitation, legal and accounting fees, which will be reimbursed from the proceeds of the Offering to the extent feasible.

8. Confidentiality. Any information, including but not limited to data, business information (including customer and investor lists and prospects), technical information, computer programs and documentation, programs, files, specifications, drawings, sketches, models, samples, tools or other data, oral, written, digital or otherwise (hereinafter called “Information”), furnished or disclosed by one Party to the other Party for the purpose of the Transaction, will remain the disclosing Party’s property until the Closing of the Transaction, at which time all such Information will become the property of GTII. All copies of such Information in written, graphic or other tangible form must be returned to the disclosing Party immediately upon written request if the Transaction is not consummated by the designated Closing date. Unless such Information was previously known to the receiving Party free of any obligation to keep it confidential, or has been or is subsequently made public by the disclosing Party or a third party, it must be kept confidential by the receiving Party, will be used only in performing due diligence and other actions for the Transaction, and may not be used for other purposes except upon such terms as may be agreed upon between SuperGreen and GTII in writing.

9. Exclusivity. In consideration hereof and of the time and resources that GTII will devote to the Transaction, SuperGreen agrees that until December 30, 2021 (such date, the “End of the Exclusivity Period”), SuperGreen and its affiliates, directors, officers, employees, representatives and agents will not, directly or indirectly, solicit, initiate, enter into or continue any discussions or transactions with, or encourage, or provide any Information to any person or entity (other than to GTII or its designees), concerning any merger, business combination or sale of its stock other than as contemplated in Section 1 of this Agreement. SuperGreen represents that neither SuperGreen nor any of its affiliates is party to or bound by any agreement with respect to any such transaction other than as contemplated by this Agreement.

Calvin Cao

We SuperGreen Energy Corp

August 23, 2021

10. Representations and Warranties of SuperGreen and the SuperGreen Shareholders

SuperGreen and the SuperGreen Shareholders represent and warrant to GTII as follows:

10.1 Power and Authority; Binding Nature of Agreement. SuperGreen and the SuperGreen Shareholders have full power and authority to enter into this Agreement and to perform their obligations hereunder. The execution, delivery, and performance of this Agreement by SuperGreen and the SuperGreen Shareholders have been duly authorized by all necessary action on their part. Assuming that this Agreement is a valid and binding obligation of each of the other parties hereto, this Agreement is a valid and binding obligation of SuperGreen and the SuperGreen Shareholders. The transfer of the SuperGreen Shares by the SuperGreen Shareholders to GTII pursuant to this Agreement has been duly authorized and approved by the SuperGreen Board of Directors, and the SuperGreen Shares will remain outstanding and in full force and effect at the Closing with GTII as their owner.

10.2 Subsidiaries. Other than as set forth in this Agreement or disclosed to GTII in writing, there is no corporation, general partnership, limited partnership, joint venture, association, trust or other entity or organization that SuperGreen directly or indirectly controls or in which SuperGreen directly or indirectly owns any equity or other interest.

10.3 Good Standing. SuperGreen (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, (ii) has all necessary power and authority to own its assets and to conduct its business as it is currently being conducted, and (iii) is duly qualified or licensed to do business and is in good standing in every jurisdiction (both domestic and foreign) where such qualification or licensing is required.

10.4 Charter Documents and Corporate Records. SuperGreen has delivered to GTII complete and correct copies or provided GTII with the right to inspect true and complete copies of all (i) the articles of incorporation, bylaws and other charter or organizational documents of SuperGreen, including all amendments thereto, and (ii) the stock records of SuperGreen. SuperGreen is not in violation or breach of any of the provisions of its articles of incorporation, bylaws or other charter or organizational documents.

10.5 Financial Statements.

(a) SuperGreen has delivered to GTII the following financial statements relating to SuperGreen prior to the Closing (the “SuperGreen Financial Statements”): (i) the audited balance sheet of SuperGreen as of December 31, 2019 and 2020 and the unaudited balance sheet as of July 31, 2021, and (ii) the audited statements of income and expense for the years ended December 31, 2019 and 2020 and the unaudited statements of income and expense for the seven months commencing on January 1, 2021 and ending on July 31, 2021, as well as the unaudited statements of retained earnings and shareholders’ equity. Except as stated therein or in the notes thereto, the SuperGreen Financial Statements: (a) present fairly the financial position of SuperGreen as of the respective dates thereof and the results of operations and changes in financial position of SuperGreen for the respective periods covered thereby; and (b) have been prepared in accordance with SuperGreen’s normal business practices applied on a consistent basis throughout the periods covered.

Calvin Cao

We SuperGreen Energy Corp

August 23, 2021

(b) SuperGreen and the SuperGreen Shareholders have made available to GTII a true and complete copy of each material agreement and related documents made by SuperGreen since January 1, 2019 (the “SuperGreen Documents”).

10.6 Capitalization. The authorized capital stock of SuperGreen consists of 200,000,000 shares of common stock, having par value of $0.001 per share, of which 195,000,000 shares are issued and outstanding as of the date of execution of this Agreement. No shares of preferred stock have been designated, issued, or authorized. All of the outstanding shares of the capital stock of SuperGreen are validly issued, fully paid and nonassessable, and have been issued in full compliance with all applicable federal, state, local and foreign securities laws and other laws.

10.7 Absence of Changes. Except as otherwise set forth on Schedule 10.7 hereto, there has not been any material adverse change in the business, condition, assets, operations or prospects of SuperGreen and no event has occurred or, to SuperGreen’s knowledge, is expected to occur after the Closing that might have a material adverse effect on the business, condition, assets, operations or prospects of SuperGreen, other than the transfer to GTII by SuperGreen of all contractual obligations and related rights for the delivery of services, materials, warranty obligations, and delivery costs pertaining to contracts that are, as of the date of this Agreement, a work in progress or in the process of fulfillment or delivery, or that have not been completed at the time of the Closing, or which have been entered into after the date of this Agreement, including without limitation the right to cash flow from those contracts.

10.8 Absence of Undisclosed Liabilities. SuperGreen has no debt, liability or other obligation of any nature (whether due or to become due and whether absolute, accrued, contingent or otherwise) that is not reflected or reserved against in the SuperGreen Financial Statements as of July 31, 2021, except for obligations incurred in the ordinary and usual course of business consistent with past practice.

10.9 Corporation Status. SuperGreen is identified as a “C” corporation, organized under the laws of the State of Nevada, having a unique Nevada Business Identifier of NV 20212150464.

10.10 Conflict of Interest Transactions. Except as otherwise set forth in Schedule 10.10, no past or present Shareholder, director, officer or employee of SuperGreen or any of its affiliates (i) are indebted to, or has any outside financial, business or contractual relationship or arrangement with SuperGreen, or (ii) has any direct or indirect interest in any property, asset or right which is owned or used by SuperGreen or pertains to the of SuperGreen business.

10.11 Litigation. Except as may be disclosed in the SuperGreen due diligence documents, there is no actual action, suit, proceeding, dispute, litigation, claim, complaint or investigation by or before any court, tribunal, governmental body, governmental agency or arbitrator pending or, to SuperGreen’s knowledge, threatened against or with respect to SuperGreen which (i) if adversely determined would have a material adverse effect on the business, condition, assets, operations or prospects of SuperGreen, or (ii) challenges or would challenge any of the actions required to be taken by SuperGreen under this Agreement. To SuperGreen’s knowledge, there exists no basis for any such action, suit, proceeding, dispute, litigation, claim, complaint or investigation.

Calvin Cao

We SuperGreen Energy Corp

August 23, 2021

10.12 Approvals. SuperGreen has provided, or will provide by December 30, 2021, GTII with a complete and accurate list of all jurisdictions in which SuperGreen is authorized to do business, including any required authorization, consent or approval of, or registration or filing with, any governmental authority that is required to be obtained or made by SuperGreen in connection with the execution, delivery or performance of this Agreement, including the conveyance to GTII of the SuperGreen Shares.

10.13 Brokers or Finders. SuperGreen has not agreed to pay any brokerage fees, finder’s fees or other fees or commissions with respect to the transactions contemplated by this Agreement, and, to SuperGreen’s knowledge, no person is entitled, or intends to claim that it is entitled, to receive any such fees or commissions in connection with such transaction.

10.14 Representations True on Closing Date. The representations and warranties of SuperGreen set forth in this Agreement are true and correct on the date hereof, and will be true and correct on the Closing Date as though such representations and warranties were made as of the Closing Date. GTII’s knowledge will not act as a waiver of any breach of the representations and warranties contained herein by SuperGreen or SuperGreen Shareholders.

10.15 Tax Advice. SuperGreen and SuperGreen Shareholders hereby represent and warrant that they have sought their own independent tax advice regarding the transactions contemplated by this Agreement and neither SuperGreen nor SuperGreen Shareholders have relied on any representation or statement made by GTII or its representatives regarding the tax implications of such transactions.

10.16 Non-Contravention. To the best of the SuperGreen Shareholders’ knowledge, neither the execution nor delivery of this Agreement, nor the performance of this Agreement will contravene or result in a material violation of any of the provisions of any other agreement or obligation of the SuperGreen Shareholders or SuperGreen.

11. Representations and Warranties of GTII.

GTII represents and warrants to SuperGreen and the SuperGreen Shareholders as follows:

11.1 Power and Authority; Binding Nature of Agreement. GTII has full power and authority to enter into this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by GTII have been duly authorized by all necessary action on its part. Assuming that this Agreement is a valid and binding obligation of the other Party hereto, this Agreement is a valid and binding obligation of GTII.

11.2 Approvals. To GTII’s knowledge, no authorization, consent or approval of, or registration or filing with, any governmental authority or any other person is required to be obtained or made by GTII in connection with the execution, delivery or performance of this Agreement.

11.3 Representations True on Closing Date. To GTII’s knowledge, the representations and warranties of GTII set forth in this Agreement are true and correct on the date hereof, and will be true and correct on the Closing Date as though such representations and warranties were made as of the Closing Date.

Calvin Cao

We SuperGreen Energy Corp

August 23, 2021

11.4 Non-Distributive Intent. The SuperGreen Shares being purchased by GTII pursuant to this Agreement are not being acquired by GTII with a view to the public distribution or sale of them.

11.5 Non-Contravention. To the best of GTII’s knowledge, neither the execution nor delivery of this Agreement, nor the performance of this Agreement will contravene or result in a material violation of any of the provisions of any other agreement or obligation of GTII.

11.6 Buyer is an Accredited Investor. GTII is (i) an “accredited investor” as that term is defined in Rule 501 of the Act, and (ii) experienced in making investments of the kind described in this Agreement and the related documents, and (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by SuperGreen or any of its affiliates or selling agents), to protect its own interests in connection with the Transactions described in this Agreement and the related documents.

11.7 Certificate of Designation. The SuperGreen Shareholders have reviewed the Certificate of Designation of GTII for the outstanding Series A Preferred Stock of GTII, a copy of which has been furnished to them, and SuperGreen is satisfied with it.

12. Survival of Representations and Warranties.

All representations and warranties made by each of the parties hereto will survive the Closing for a period after the Closing Date equal to the applicable statute of limitations for such matters under applicable state law.

13. Indemnification.

(a) GTII agrees to indemnify, defend and hold harmless SuperGreen against any and all claims, demands, losses, costs, expenses, obligations, liabilities and damages, including interest, penalties and attorneys’ fees and costs incurred by GTII, arising, resulting from or relating to any breach of, or failure by SuperGreen to perform, any of its representations, warranties, covenants or agreements in this Agreement or in any exhibit or other document furnished or to be furnished by GTII under this Agreement.

(b) SuperGreen and the SuperGreen Shareholders agree to indemnify, defend and hold harmless GTII against any and all claims, demands, losses, costs, expenses, obligations, liabilities and damages, including interest, penalties and attorneys’ fees and costs incurred by GTII, arising, resulting from or relating to any breach of, or failure by SuperGreen and the SuperGreen Shareholders to perform, any of their representations, warranties, covenants or agreements in this Agreement or in any exhibit or other document furnished or to be furnished by GTII under this Agreement.

Calvin Cao

We SuperGreen Energy Corp

August 23, 2021

14. Entire Agreement. This Agreement constitutes the entire understanding among SuperGreen, GTII, and their respective affiliates, and supersedes all prior communications, agreements, and understandings, written or oral, with respect to the Transaction.

15. Governing Law. This Agreement will be enforced in the courts of and governed by the laws of the State of New York and will bind and inure to the benefit of the parties and their respective successors and assigns. The venue for any legal proceedings under or relating to the Agreement shall be in the appropriate forum in the County of New York, State of New York, or a federal court which sits in the State of New York.

16. General. If the requisite agreements and other documents for a Closing are not executed by SuperGreen and GTII by the End of the Exclusivity Period or later if mutually agreed to in writing by all parties, all obligations of the parties under this Agreement, other than the provisions of Paragraphs 7, 8, and 9, will automatically terminate and be of no further force and effect.

17. Severability. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, this Agreement shall be interpreted and enforceable as if such provision were severed or limited, but only to the extent necessary to render such provision and this Agreement enforceable.

18. Rights Cumulative. All rights and remedies under this Agreement are cumulative, and none is intended to be exclusive of another. No delay or omission in insisting upon the strict observance of performance of any provision of this Agreement, or in exercising any right or remedy, shall be construed as a waiver or relinquishment of such provision, nor shall it impair such right or remedy. Every right and remedy may be exercised from time to time and as often as deemed expedient.

19. Legal Counsel. The parties acknowledge and agree that current legal counsel for GTII (“Counsel”), represents only GTII for the preparation and negotiation of the Agreement, and for any other matter relating to the Transaction, including without limitation the Offering, if one occurs.

20. Injunctive Relief.

20.1 Damages Inadequate. Each party acknowledges that it would be impossible to measure in money the damages to the other Party if there is a failure to comply with any covenants and provisions of this Agreement, and agrees that in the event of any breach of any such covenant or provision, the other Party to this Agreement will not have an adequate remedy at law.

20.2 Injunctive Relief. It is therefore agreed that the other Party to this Agreement who is entitled to the benefit of the covenants and provisions of this Agreement which have been breached, in addition to any other rights or remedies which it may have, will be entitled to immediate injunctive relief to enforce such covenants and provisions, and that in the event that any such action or proceeding is brought in equity to enforce them, the defaulting or breaching Party will not urge a defense that there is an adequate remedy at law.

21. Further Assurances. Following the Closing, the SuperGreen Shareholders shall furnish to GTII such instruments and other documents as GTII may reasonably request for the purpose of carrying out or evidencing the Transaction contemplated by this Agreement.

Calvin Cao

We SuperGreen Energy Corp

August 23, 2021

22. Waivers. If any Party at any time waives any rights hereunder resulting from any breach by the other Party of any of the provisions of this Agreement, such waiver is not to be construed as a continuing waiver of other breaches of the same or other provisions of this Agreement. Resort to any remedies referred to herein will not be construed as a waiver of any other rights and remedies to which such Party is entitled under this Agreement or otherwise.

23. Successors and Assigns. Each covenant and representation of this Agreement will inure to the benefit of and be binding upon each of the Parties, their personal representatives, assigns and other successors in interest.

24. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts will be deemed to be an original, and such counterparts will constitute but one and the same instrument.

25. Assignment. Except in the case of an affiliate of GTII, this Agreement may not be assignable by any Party without prior written consent of the other Parties.

26. Publicity. Except as may be required in order for a Party to comply with applicable laws, rules, or regulations or to enable a Party to comply with this Agreement, or necessary for GTII to prepare and disseminate any private or public placements of its securities or to communicate with its shareholders, no press release, notice to any third party or other publicity concerning the transactions contemplated by this Agreement will be issued, given or otherwise disseminated without the prior written approval of GTII; provided, however, that such approval will not be unreasonably withheld.

If the foregoing is in accordance with your understanding, please sign this Agreement in the space indicated below and return it to us for receipt no later than the close of business on August 24, 2021 (the “Execution Date”), whereupon this Agreement will become a binding obligation between the Parties to the extent provided herein. Furthermore, please send an original executed counterpart of this Agreement to us by email.

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Calvin Cao

We SuperGreen Energy Corp

August 23, 2021

Sincerely,

Global Tech Industries Group, Inc.

By:
David Reichman, Chairman & CEO

By:
Frank Benintendo, Vice-Chairman & Secretary

ACKNOWLEDGED AND AGREED:

We SuperGreen Energy Corp

By:
Mr. Calvin Cao, CEO
Email: calvin@supergreentech.com

We SuperGreen Energy Corp Shareholders

By:
Mr. Calvin Cao, on behalf of all We SuperGreen Energy Corp Shareholders
Owning 100% of its Equity Interest
Email: calvin@supergreentech.com

Schedule 10.7

Material Changes Expected to Occur

1.

2.

3.

4.

Schedule 10.7

Calvin Cao

We SuperGreen Energy Corp

August 23, 2021

Schedule 10.10

Conflicts

The following shall constitute all prior relationships between GTII or its representatives, and SuperGreen or its representatives. SuperGreen and SuperGreen Shareholders acknowledge and waive any potential conflicts that may have arisen, or may arise, as a result of said prior relationship.

1.

2.

3.

4.

Schedule 10.10